UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2014

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-176775 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

For the year ended December 31, 2013, Inland Real Estate Income Trust, Inc. (the “Company”) paid distributions of approximately $998,000. For income tax purposes only, 100% of the distributions will be treated as nondividend distributions and none will be treated as ordinary dividends or capital gain. The following table denotes the allocation of the monthly distributions paid in 2013 for income tax purposes only. All amounts are stated in dollars per share. The December 2013 distribution, with record dates of December 1-31, 2013 and payment date of January 2, 2014, is taxable in 2014, and is not reflected in the 2013 tax allocation.

Stockholders are advised to consult with their tax advisors about the specific tax treatment of distributions paid by the Company in 2013.

Record Dates	Distribution Payment Date	Total Distributions (a)	Ordinary Dividend	Capital Gain	Nondividend Distributions
December 1-31, 2012	January 2, 2013	$0.050820	$-	$-	$0.050820
January 1-31, 2013	February 1, 2013	$0.050959	$-	$-	$0.050959
February 1-28, 2013	March 1, 2013	$0.046027	$-	$-	$0.046027
March 1-31, 2013	April 1, 2013	$0.050959	$-	$-	$0.050959
April 1-30, 2013	May 1, 2013	$0.049315	$-	$-	$0.049315
May 1-31, 2013	June 3, 2013	$0.050959	$-	$-	$0.050959
June 1-30, 2013	July 1, 2013	$0.049315	$-	$-	$0.049315
July 1-31, 2013	August 1, 2013	$0.050959	$-	$-	$0.050959
August 1-31, 2013	September 3, 2013	$0.050959	$-	$-	$0.050959
September 1-30, 2013	October 1, 2013	$0.049315	$-	$-	$0.049315
October 1-31, 2013	November 1, 2013	$0.050959	$-	$-	$0.050959
November 1-30, 2013	December 2, 2013	$0.049315	$-	$-	$0.049315
		$0.599861	$-	$-	$0.599861

(a)	Distributions paid based on 2012 record dates reflect a 366-day year and those paid based on 2013 record dates reflect a 365-day year.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	January 24, 2014	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Chief Accounting Officer

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